Oppenheimer Target Fund
Exhibit 24(b)(16) to Form N-1A
Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  01/11/84             0.1150            0.6000                 19.020
  01/29/85             0.3150            0.0000                 15.760
  01/25/86             0.3800            0.0000                 19.100
  01/26/87             0.1150            0.1900                 21.910
  12/24/87             0.1900            4.1000                 12.640
  06/24/88             0.0000            0.0900                 15.780
  12/23/88             0.2550            0.0000                 15.940
  06/23/89             0.0500            0.0000                 18.350
  12/22/89             0.5700            0.0850                 17.990
  06/22/90             0.0150            0.0000                 19.300
  12/21/90             0.3850            0.0000                 17.400
  12/20/91             0.1780            0.6720                 21.690
  12/18/92             0.1680            0.7820                 25.270
  12/27/93             0.1200            0.3980                 25.560
  12/16/94             0.2010            2.9820                 22.460

Class C Shares
  12/27/93             0.1010            0.3980                 25.560
  12/16/94             0.0850            2.9820                 22.330



Oppenheimer Target Fund
Page 2
October 25, 1995



1. Average Annual Total Returns for the Periods Ended 12/31/94:

   The formula for calculating average annual total return is as follows:

          1                    ERV n
   --------------- = n        (---) - 1 = average annual total return
   number of years              P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                   Five Year

  $  946.79 1               $1,500.73 .2
 (---------) - 1 = -5.32%   (---------)   - 1 =  8.46%
   $1,000                     $1,000


  Ten Year

  $2,711.71 .1
 (---------) - 1 = 10.49%
   $1,000



Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception:

  One Year                  Inception

  $  986.21 1                $1,006.56 .9217
 (---------) - 1 = -1.38%    (---------)   - 1 = 0.60%
   $1,000                      $1,000



Oppenheimer Target Fund
Page 3
October 25, 1995



1. Average Annual Total Returns for the Periods Ended 12/31/94 (Continued):

Examples at NAV:

Class A Shares

  One Year                  Five Year

  $1,004.55 1               $1,592.28 .2
 (---------) - 1 =  .46%    (---------)   - 1 =  9.75%
   $1,000                     $1,000

  Ten Year

  $2,877.14 .1
 (---------) - 1 = 11.15%
   $1,000


Class C Shares

  One Year                  Inception

  $  994.96 1               $1,006.56 .9217
 (---------) - 1 = -0.50%   (---------)   - 1 =  0.60%
   $1,000                     $1,000


2.  Cumulative Total Returns for the Periods Ended 12/31/94:

    The formula for calculating cumulative total return is as follows:

       ERV - P
       ------- = Cumulative Total Return
          P

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

    One Year                             Five Year

    $  946.79 - $1,000                   $1,500.73 - $1,000
    ------------------  = -5.32%         ------------------  =  50.07%
        $1,000                                $1,000

    Ten Year

    $2,711.71 - $1,000
    ------------------  = 171.17%
        $1,000

Oppenheimer Target Fund
Page 4
October 25, 1995


2.  Cumulative Total Returns for the Periods Ended 12/31/94 (Continued):

Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception:


     One Year                            Inception Year

    $  986.21 - $1,000                   $1,006.56 - $1,000
    ------------------  =  -1.38%        ------------------  =  .65%
          $1,000                                $1,000


Examples at NAV:

Class A Shares

    One Year                             Five Year

    $1,004.55 - $1,000                   $1,592.28 - $1,000
    ------------------  =  .46%          ------------------  =  59.23%
          $1,000                                $1,000

    Ten Year

    $2,877.14 - $1,000
    ------------------  =  187.71%
          $1,000


Class C Shares

    One Year                             Inception Year

    $  994.96 - $1,000                   $1,006.56 - $1,000
    ------------------  =  -0.50%        ------------------  =  .65%
          $1,000                                $1,000